Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Richard H. Driehaus, Chairman of the Board & President of Driehaus Mutual Funds (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant for the period ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	February 28, 2005	/s/ Richard H. Driehaus Richard H. Driehaus, Chairman of the Board & President (principal executive officer)

I, Michelle L. Cahoon, Treasurer of Driehaus Mutual Funds (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant for the period ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	February 28, 2005	/s/ Michelle L. Cahoon Michelle L. Cahoon, Treasurer (principal financial officer)